Exhibit 10.27

Ceros Financial Services, Inc.

1445 Research Boulevard

Rockville, MD 20850

March 7, 2023

MedTech Acquisition Corporation

48 Maple Avenue

Greenwich, CT 06830

Attn: David Matlin, Chief Financial Officer

RE: Engagement for Private Placement of Securities

Dear Mr. Matlin:

This letter agreement (the “Agreement”) confirms our agreement that MedTech Acquisition Corporation, a Delaware corporation (collectively with its owned or controlled subsidiaries, the “Company”) has engaged Ceros Financial Services, Inc. ( “Ceros” and together with its affiliates, the “Placement Agent”) to act as the Company’s placement agent in connection with the Company’s proposed private placement offering to existing qualified customers of Ceros (the “Offering”) of shares of the Company’s common stock (the “Securities”) in connection with the Company’s proposed business combination (the “Business Combination”) with TriSalus Life Sciences, Inc., a privately held oncology therapeutics company (“Target”), pursuant to that certain Agreement and Plan of Merger by and among the Company, the Target and MTAC Merger Sub, Inc., dated November 11, 2022 (the “Merger Agreement”). The precise terms of the Offering and the gross proceeds of such Offering will be negotiated by the Placement Agent and the Company with one or more Investors (as defined below), it being understood that, provisionally, the expected gross proceeds of the Offering will be up to $15 million, with common stock being sold at a price of no less than $8.50 per share. In the event the Offering is oversubscribed, the Company and Placement Agent may, in their mutual discretion, have the Company sell additional Securities for an additional aggregate purchase price of up to $5 million (the “Overallotment”).

Upon acceptance (indicated by your signature below), this Agreement will confirm the engagement of the Placement Agent by the Company on the terms and conditions set forth herein.

1.            Appointment.

Subject to the terms and conditions of this Agreement, the Company hereby engages the Placement Agent, and the Placement Agent hereby agrees to act, as the Company’s Placement Agent in connection with the Offering. As Placement Agent for the Offering, the Placement Agent will identify one or more existing customers of Ceros that are “accredited” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Act”) (“Investors”) to participate in the Offering and will advise and assist the Company in obtaining investments in the Securities from such Investors. The Company acknowledges and agrees that the Placement Agent is only required to use its “commercially reasonable efforts” in connection with its activities hereunder and that this Agreement does not constitute a legal or binding commitment by the Placement Agent to purchase the Securities or introduce the Company to Investors, nor does this Agreement constitute a representation or warranty on the part of the Placement Agent that any Offering will be consummated or any Investors introduced. The Placement Agent will, in its sole discretion, determine the reasonableness of its efforts, and is under no obligation to perform at any level other than what it deems reasonable. The Company retains the right to determine all of the terms and conditions of the Offering and to accept or reject any proposals submitted to it by the Placement Agent and/or Investors in its sole and absolute discretion.

MedTech Acquisition Corporation

March 7, 2023

2.            Information.

(a)            The Company recognizes that, in completing its engagement hereunder, the Placement Agent will be using and relying on both publicly available information and on data, material and other information (including non-public information) furnished to Placement Agent by the Company or its officers, directors, employees, agents and representatives (collectively, the “Representatives”). The Company will cooperate with the Placement Agent and furnish, and cause to be furnished, to the Placement Agent and/or Investors, any and all information and data concerning the Company and Target, the Target’s business, financial condition and plans for the Offering that the Placement Agent deems appropriate (including, without limitation, the Company’s and Target’s strategic, business, growth, acquisition and/or merger plans and plans for raising capital or additional financing) that is reasonably requested by the Placement Agent or Investors (the “Information”), including an investor presentation, and documentation describing the material terms of the Offering and related risks (collectively, the “Private Placement Materials”). Any Information and Private Placement Materials forwarded to prospective Investors will be in a form acceptable to Placement Agent, the Company, and their respective counsels. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to, and the Placement Agent shall not, deliver any Information to Investors to the extent that the Company reasonably expects the delivery of such Information would result in an Investor acquiring material non-public information within the meaning of Regulation FD promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Information provided pursuant to confidentiality procedures acceptable to the Company and the Placement Agent. The Placement Agent acknowledges that all information included in the Information and Private Placement Materials is subject to that certain Confidentiality Agreement by and between the Company and the Placement Agent, dated February 14, 2023 (the “Confidentiality Agreement”).

(b)            It is further agreed that the Placement Agent will conduct a due diligence investigation of the Company and the Company will cooperate with such investigation as a condition of the Placement Agent’s participation in the Offering. The Company recognizes and confirms that the Placement Agent: (i) will use and rely primarily on the Information, the Private Placement Materials and information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) subject to Section 2(a), is authorized as the Placement Agent to transmit to any prospective Investors a copy or copies of the Information and/or Private Placement Materials, forms of subscription documents and any other legal documentation supplied to the Placement Agent for transmission to any prospective Investors by or on behalf of the Company or by any of the Company’s Representatives, in connection with the performance of the Placement Agent’s services hereunder or any transaction contemplated hereby; (iii) does not assume responsibility for the accuracy or completeness of the Information or the Private Placement Materials and such other information, if any provided to the Investors; (iv) will not make an appraisal of any assets of the Company or of the Company generally; and (v) retains the right to continue to perform due diligence of the Company, its business and its officers and directors during the course of the engagement.

MedTech Acquisition Corporation

March 7, 2023

(c)            The Placement Agent shall treat all information obtained from or on behalf of the Company or any of its affiliates as “Confidential Information” under the Confidentiality Agreement, and the Placement Agent shall continue to honor, and cause its representatives to honor, the obligations thereunder. Until the date that is three (3) years from the date hereof, the Placement Agent will keep all information regarding the Business Combination and all information obtained from the Company and Target confidential except: (i) Information which is otherwise publicly available, or previously known to or obtained by, the Placement Agent independently of the Company or the Target and without breach of any of the Placement Agent’s agreements (including this Agreement) with the Company or the Target; (ii) the Placement Agent may disclose such information to its officers, directors, employees, agents and representatives, and to its other advisors and financial sources on a need to know basis only and will ensure that all such persons will keep such information strictly confidential. No such obligation of confidentiality shall apply to information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by the Placement Agent of this Agreement, (b) was known or became known by the Placement Agent prior to the Company’s disclosure thereof to the Placement Agent, (c) becomes known to the Placement Agent from a source other than the Company or the Target, and other than by the breach of an obligation of confidentiality owed to the Company or the Target, (d) is disclosed by the Company to a third party without restrictions on its disclosure, (e) is independently developed by the Placement Agent or (f) is required to be disclosed by the Placement Agent or its officers, members, directors, employees, agents, attorneys and to its other advisors and financial sources, pursuant to any order of a court of competent jurisdiction or other governmental body or self-regulatory organization or as may otherwise be required by law (provided that the Placement Agent shall reasonably cooperate with any efforts for the Company (at the Company’s expense) to obtain a protective order with respect thereto).

(d)            The Placement Agent and its officers, directors, employees, agents and representatives shall only use the Information and Private Placement Materials in connection with the Placement Agent providing services under this Agreement.

(e)            The Company recognizes and agrees that in order for the Placement Agent to perform properly its obligations in a professional manner, the Company will keep the Placement Agent informed of and, to the extent practicable, permit the Placement Agent to participate in meetings and discussions between the Company and Investors or third parties relating to the matters covered by the terms of the Placement Agent’s engagement. If at any time during the course of the Placement Agent’s engagement, the Company becomes aware of any material change in any of the information previously furnished to the Placement Agent, it will promptly advise the Placement Agent of the change or changes in writing so that, inter alia, the Private Placement Materials can be updated.

(f)            The Offering shall be conditioned upon, among other things, the following:

(i)            Satisfactory completion by the Placement Agent of its due diligence investigation and analysis of: (a) the Company’s arrangements with its officers, directors, employees, affiliates, customers and suppliers, and (b) the audited historical financial statements of the Company;

(ii)           The absence of material adverse changes to the Company’s business, financial condition or prospects, including, without limitation, any termination of the merger contemplated in the Merger Agreement;

(iii)          The Company continuing to retain a firm nationally recognized in the U.S. of independent PCAOB registered public accountants, which will have responsibility for the preparation of the financial statements and the financial exhibits, if any, to be included in the Private Placement Materials, and any registration statement filed with the Securities and Exchange Commission relating to the Offering; and

(iv)         The Company continuing to retain a transfer agent for the Company’s equity securities reasonably acceptable to the Placement Agent.

MedTech Acquisition Corporation

March 7, 2023

3.            Compensation. As compensation for services rendered and to be rendered hereunder by Placement Agent, the Company agrees to provide or to cause MedTech Acquisition Sponsor LLC, a Delaware limited liability (the “Sponsor”) to provide, as applicable, the Placement Agent with the following:

(a)            The Company agrees to pay or to cause the Sponsor to pay, as applicable, the Placement Agent a cash fee payable upon the Closing equal to ten percent (10%) of the gross proceeds received by the Company for the sale of Securities to Investors at the Closing, excluding the gross proceeds received from the sale of any Securities to any of the individuals or entities listed on Schedule A attached hereto (collectively, the “Excluded Purchasers”) (such amount, the “Placement Fee”). For the avoidance of doubt, no Placement Fee shall be payable with respect to the sale of Securities to any Excluded Purchaser. “Closing” is defined as the receipt of gross proceeds by the Company as a result of the sale of Securities in the Offering.

(b)            The parties acknowledge and agree that: (i) the Company has also engaged Raymond James & Associates (“Raymond James”) to provide placement agent services regarding a securities offering to certain institutional investors, including Magnetar Financial, LLC and its affiliated entities; (ii) Raymond James has been engaged by the Company under a separate written agreement (the “Raymond James Agreement”) and Raymond James will not have any rights or claims with respect to any fees or expenses payable to the Placement Agent hereunder; (iii) Raymond James and the Placement Agent are not and shall not be deemed for any purpose to be acting as an agent, joint venturer, or partner of the other; and (iv) the Placement Agent does not assume and will not be deemed to have responsibility, express or implied, for any actions or omissions of, or the performance of services by, Raymond James in connection with a securities offering or otherwise; it being understood that the Placement Agent shall not have any rights or claims with respect to any fees or expenses payable to Raymond James for placement agent services performed by Raymond James pursuant to the Raymond James Agreement.

(c)            In addition to any fees payable to the Placement Agent hereunder, the Company shall promptly upon request from time to time and no later than the Closing reimburse or cause the Sponsor to reimburse, as applicable, the Placement Agent for all reasonably documented, out-of-pocket expenses (including, without limitation, the reasonable, out-of-pocket fees and disbursements of the Placement Agent’s counsel and all travel and other reasonable, out-of-pocket expenses) incurred by the Placement Agent in connection with its engagement hereunder up to a maximum reimbursement of $75,000 for accountable out-of-pocket expenses. Upon execution and delivery of this Agreement, the Company shall pay, or shall cause the Sponsor to pay, a non-refundable retainer of $25,000 to the Placement Agent, which such retainer shall be applied towards and credited against any obligation of the Company to reimburse the out-of-pocket expenses of the Placement Agent pursuant to this Section 3(c).

(d)            [Reserved].

(e)            For the avoidance of doubt, (i) all amounts payable to the Placement Agent pursuant to this Agreement on or prior to the closing of the Business Combination, shall be paid by the Sponsor and the Company shall have no obligation with respect thereto, whereas (ii) any and all amounts payable to the Placement Agent pursuant to this Agreement after the closing of the Business Combination shall be paid solely by the Company and the Sponsor shall have no obligation with respect thereto.

MedTech Acquisition Corporation

March 7, 2023

4.            Term of Engagement.

(a)            This Agreement will remain in effect until the earlier of (i) the termination of the Merger Agreement or the consummation of the Merger Agreement in accordance with its terms, (ii) the six (6) month anniversary of the date hereof, or (iii) at any time by either party with ten (10) days’ prior written notice to the other, or (iv) it may be earlier terminated only for Cause (defined hereinafter). The date of termination of this Agreement is referred to herein from time to time as the “Termination Date.” The period of time during which this Agreement remains in effect is referred to herein from time to time as the “Term.” However, if in the course of the Placement Agent’s performance of due diligence, it deems it necessary to terminate the engagement because such due diligence reveals facts and circumstances that make it impractical to (in the Placement Agent’s sole discretion) proceed further with the Offering, the Placement Agent may do so immediately upon written notice to the Company (a “Diligence Termination”). “Cause,” for the purpose of this Agreement, shall mean, as determined by a court of competent jurisdiction, the Placement Agent’s gross negligence, willful misconduct, or material breach of this Agreement, after being notified in writing of such conduct, and not curing such alleged conduct (if curable) within ten (10) days of notification. If, within nine (9) months after the Termination Date (unless this Agreement was terminated by Placement Agent prior to the six (6) month anniversary of the date hereof (other than due to a Diligence Termination) or was terminated by the Company for Cause), the Company signs a definitive agreement with respect to, or consummates any public or private offering of equity or equity-linked securities of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities), with any of the Investors (other than the Excluded Purchasers) that either purchased Securities in the Offering or were provided with Private Placement Materials by the Placement Agent and then had either a telephonic, video or face-to-face meeting with the Company, the Company will pay, or will cause the Sponsor to pay (if such definitive agreement or consummated offering giving rise to the foregoing payment obligation occurs on or before the closing of the Business Combination), as applicable, to the Placement Agent upon the closing of such financing the compensation set forth in Section 3.

(b)            Notwithstanding anything herein to the contrary, subject to the six (6) months’ limitation described in Section 4(a) above, the obligation to pay the compensation and expenses described in Section 3, this Section 4, Sections 6 and 8-17 and all of Exhibit A attached, hereto (the terms of which are incorporated by reference hereto), will survive any termination or expiration of this Agreement. The termination of this Agreement shall not affect the Company’s (or Sponsor’s, if the obligation to pay arose on or prior to the closing of the Business Combination) obligation to pay or cause to be paid, as applicable, the fees to the extent provided for in Section 3 herein and shall not affect the Company’s (or Sponsor’s, if the obligation to pay arose on or prior to the closing of the Business Combination) obligation to reimburse or cause to be reimbursed, as applicable, the expenses accruing prior to such termination to the extent provided for herein. All such fees and reimbursements due shall be paid to the Placement Agent on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the Closing of the Offering or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 3 hereof).

MedTech Acquisition Corporation

March 7, 2023

5.            Certain Placement Procedures.

(a)            The Company and the Placement Agent each represents to the other that it has not taken, and the Company and the Placement Agent each agrees with the other that it will not take any action, directly or indirectly, so as to cause the Offering to fail to be entitled to rely upon the exemption from registration afforded by Rule 506(b) of Regulation D under the Act or any other exemption from registration under the Act. In effecting the Offering, the Company and the Placement Agent each agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state law and all national, provincial, city or other legal requirements). The Company agrees that Placement Agent may rely upon, and is hereby named as a third-party beneficiary of, the representations and warranties made to any Investor, as set forth in any securities purchase agreement or other transaction document that the Company executes with any such Investors in the Offering. The Company agrees that it shall cause an opinion of its counsel in customary form to be delivered to the Placement Agent with respect to the Company’s good standing, corporate power and authority, due authorization, nonviolation of certificate of incorporation and bylaws, and due authorization, valid issuance, and non-assessability of the shares issued in the Offering, and such opinion shall provide that the Offering is exempted from registration or qualification under, the Act, with such opinions subject in all respects to customary assumptions (including the accuracy of the representations and warranties of the Placement Agent hereunder), qualifications and exceptions.

(b)            The Placement Agent hereby represents and warrants to the Company that such Placement Agent is and will remain during the Term, (i) a duly registered broker-dealer pursuant to the Exchange Act, (ii) a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and (iii) duly registered as a broker-dealer under the applicable statutes and regulations of each jurisdiction in which the Securities will be offered and sold, except where registration would not be required by such laws. Other than compliance with standard internal operating procedures, the Placement Agent is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement that it has not obtained or made, except pursuant to FINRA Rule 5123. The Placement Agent acknowledges and agrees that the Securities will be offered in a transaction not involving any public offering within the meaning of the Act in reliance upon an exemption from registration under the Act to be agreed upon by the Company and the Placement Agent and that the Placement Agent will comply with the requirements of Regulation Best Interest with respect to the Offering of Securities contemplated hereby.

6.            Indemnification. The Company agrees to indemnify Placement Agent in accordance with the indemnification and other provisions attached to the Agreement as Exhibit A (the “Indemnification Provisions”), which provisions are incorporated herein by reference and shall survive the termination or expiration of the Agreement.

7.            Other Activities. The Company acknowledges that the Placement Agent has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor or investment banker to other companies in the industry in which the Company is involved. Subject to Section 2 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of the Placement Agent or of any member, manager, officer, employee, agent or representative of the Placement Agent (each in their capacity as such), to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company’s business, nor to limit or restrict the right of the Placement Agent to render services of any kind to any other corporation, firm, individual or association.

8.            Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York, without regard to the conflicts of laws principles thereof. The Company and the Placement Agent each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the courts in the State of New York located in New York County, or in the United States District Court for the Southern District of NY, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the courts in the State of New York located in New York County, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Company and the Placement Agent further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the courts in the State of New York located in New York County, or in the United States District Court for the Southern District of NY, and agree that service of process upon it sent by certified mail or private carrier (Federal Express, UPS or equivalent) to its address shall be deemed in every respect effective service of process in any such suit, action or proceeding. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

MedTech Acquisition Corporation

March 7, 2023

9.            Securities and Other Law Compliance. The Company, at its own expense, will use its commercially reasonable efforts to obtain any registration, qualification or approval required to sell any Securities under the laws (including U.S. state “blue sky” laws) of any applicable jurisdictions in the United States.

10.          Conflict Waiver. Each of the parties acknowledge that Chris Dewey, the CEO of the Company is a managing director and indirect minority owner of the Placement Agent and have considered the actual and apparent conflicts of interest that may arise from Mr. Dewey serving in such capacities. Notwithstanding the foregoing, (i) the Company hereby consents to the retention of Ceros as placement agent hereunder and waives any such conflicts and (ii) the Placement Agent hereby consents to act as placement agent on the terms set forth herein and waives any such conflicts.

11.          Representations and Warranties. The Company and the Placement Agent each respectively represent and warrant that: (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of such party enforceable in accordance with its terms; and (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach of (i) such party’s certificate of incorporation or by-laws or (ii) any agreement to which such party is a party or by which any of its property or assets is bound. The Placement Agent hereby represents and warrants to the Company that it has complied and will take all necessary steps and actions to comply with all relevant laws and regulatory requirements in all applicable jurisdictions in entering into this Agreement and performing all the services hereunder, including, without limitation, (a) soliciting participation in the Offering from only those Investors with whom the Placement Agent has established a substantive relationship (within the meaning of Rule 152 (a)(1)(ii) of the Act) prior to November 14, 2022, and (b) taking or failing to take any other action that would cause the Offering to fail to be entitled to exemption from registration under the Act or applicable state securities laws. The Company hereby represents and warrants to the Placement Agent that none of the Company, any affiliated issuer, any director or executive officer, or, to the Company’s knowledge, other officer participating in the Offering, general partner or managing member of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power nor any promoter (as that term is defined in Rule 405 under the Act) connected with the Company in any capacity at the time of sale of the Securities is subject to any of the “bad actor” disqualifications described in Rules 506(d)(1)(i) to (viii) under the Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Placement Agent represents and warrants to the Company that neither the Placement Agent, nor any of its directors, executive officers, general partners, managing members or other officers participating in any Offering, is subject to any Disqualification Event, except for a Disqualification Event contemplated by Rule 506(d) of the Securities Act and a description of which has been furnished in writing to the Company or, in the case of a Disqualification Event occurring after the date hereof, prior to the date of any Offering.

MedTech Acquisition Corporation

March 7, 2023

12.          Parties; Assignment; Independent Contractor; No Professional Advice. This Agreement has been and is made solely for the benefit of the Placement Agent and the Company and each of the persons, agents, employees, officers, directors and controlling persons referred to in Exhibit A and their respective heirs, executors, personal representatives, successors and permitted assigns, and nothing contained in this Agreement will confer any rights upon, nor will this Agreement be construed to create any rights in, any person who is not party to such Agreement, other than as set forth in this section. The rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party hereto and any other purported assignment will be null and void. Notwithstanding the foregoing, either party may assign or transfer the Agreement, in whole or in part, or any of its rights or obligations under the Agreement in connection with a merger, acquisition, sale or other transaction relating to all or substantially all of the assets of the party, provided that the successor entity is bound by the applicable terms and conditions of the Agreement. The Placement Agent has been retained under this Agreement as an independent contractor, and it is understood and agreed that this Agreement does not create a fiduciary relationship between the Placement Agent and the Company. The Placement Agent shall not be considered to be the agent of the Company for any purpose whatsoever and the Placement Agent is not granted any right or authority to assume or create any obligation or liability, express or implied, on the Company’s behalf, or to bind the Company in any manner whatsoever. The Company further acknowledges and agrees that the Placement Agent has not been engaged to provide, and will not provide, accounting, tax or legal advice. The Company agrees that any and all decisions, acts, actions, or omissions with respect to the Offering shall be the sole responsibility of the Company, and that the performance by the Placement Agent of services hereunder will in no way expose the Placement Agent to any liability for any such decisions, acts, actions or omissions of the Company (which for purposes of clarity, shall not relieve the Placement Agent from any liability it may have to the Company in connection with any termination of this Agreement for Cause).

13.          Validity; Entire Agreement. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby. This Agreement together with that the Confidentiality Agreement represent the full and integrated agreement of the parties with respect to the specific matters set forth herein, and this Agreement together with the Confidentiality Agreement supersede all prior discussions, negotiations, promises and understandings with the parties with respect to such matters.

14.          Counterparts. This Agreement may be executed in counterparts, which counterparts may be executed and delivered by facsimile or email/.pdf transmission, which shall not impair the validity of such execution or delivery.

15.          Notices. Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall either be mailed by certified first class mail, postage prepaid, delivered personally, sent by electronic communication (with respect to the Company at 48 Maple Avenue, Greenwich, Connecticut 06830, Attn: David Matlin, Chief Financial Officer, and with respect to the Placement Agent at 1445 Research Boulevard, Rockville, MD 20850) or by recognized overnight courier, addressed to the parties at the respective addresses set forth above. Notice shall be deemed given, if sent by electronic communication, one day after transmission, if sent by mail, on the third day after deposit in a United States post office receptacle, or if delivered personally, or by courier, upon receipt. Any party may change such address by like notice.

MedTech Acquisition Corporation

March 7, 2023

16.          Waiver Against Trust. Reference is made to the final prospectus of the Company, filed with the SEC (File Nos. 333-251037 and 333-251451) and dated as of December 17, 2020 (the “Prospectus”). The Placement Agent hereby acknowledges that it has read the Prospectus and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds (i) of its initial public offering (the “IPO”), (ii) from certain private placements occurring simultaneously with the IPO, and (iii) of monthly contributions in connection with the extension of the deadline by which the Company must consummate an initial business combination, as well as interest accrued from time to time thereon, for the benefit of the Company’s public stockholders (the “Public Stockholders”), and that, except as otherwise described in the Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their shares of common stock of the Company in connection with the consummation of the Company’s initial business combination (as such term is used in the Prospectus) (the “Initial Business Combination”) or in connection with an extension of its deadline to consummate an Initial Business Combination, (b) to the Public Stockholders if the Company fails to consummate an Initial Business Combination prior to June 22, 2023, subject to extension by amendment to the Company’s organizational documents, (c) with respect to interest earned on the amounts held in the Trust Account, as necessary to pay any taxes and up to $100,000 in dissolution expenses, or (d) to the Company after or concurrently with the consummation of an Initial Business Combination. For and in consideration of the Company entering into this Agreement with the Placement Agent, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Placement Agent hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither it nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between the Company and Placement Agent, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Placement Agent, on behalf of itself and its affiliates, hereby irrevocably waives any Released Claims that Placement Agent or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company or its Representatives and agrees that it will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with the Company or its affiliates). Placement Agent agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company, Target and their respective affiliates to induce the Company to enter into this Agreement, and the Placement Agent further intends and understands such waiver to be valid, binding and enforceable against the Placement Agent and each of its affiliates under applicable law. To the extent the Placement Agent or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the Company or its Representatives, Placement Agent hereby acknowledges and agrees that the Placement Agent’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Placement Agent or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Placement Agent or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, the Company and its Representatives, as applicable, shall be entitled to recover from the Placement Agent and its affiliates the associated legal fees and costs in connection with any such action, in the event the Company or its Representatives, as applicable, prevails in such action or proceeding.

MedTech Acquisition Corporation

March 7, 2023

17.          Announcements. The Company agrees that the Placement Agent shall, from and after any Closing, have the right to reference the Offering and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

(Signature Page Follows)

MedTech Acquisition Corporation

March 7, 2023

We are delighted at the prospect of working with you and look forward to proceeding with the Offering. If you are in agreement with the foregoing, please execute and return two copies of this engagement letter to the undersigned together. This Agreement may be executed in counterparts, electronic mail and by facsimile transmission.

Very truly yours,

CEROS FINANCIAL SERVICES, INC.

By:	/s/ Mark Goldwasser
Name: Mark Goldwasser
Title: CEO, Ceros Financial Services Inc.

Agreed to and accepted this 7th day

of March, 2023

MEDTECH ACQUISITION CORPORATION

/s/ David Matlin
Name: David Matlin
Title: Chief Financial Officer

Solely for purposes of Sections 3(a), (c) and (e), and Sections 4(a) and 4(b), agreed to and accepted this 7th day of March, 2023

MEDTECH ACQUISITION SPONSOR LLC

/s/ David Matlin
Name: David Matlin
Title: Managing Member

MedTech Acquisition Corporation

March 7, 2023

Exhibit A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

In addition to and without limiting any other right or remedy available to the Placement Agent and the Indemnified Parties (as hereinafter defined), the Company agrees to indemnify and hold harmless Placement Agent and each of the other Indemnified Parties from and against any and all out-of-pocket losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all reasonable, out of pocket legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the reasonable, out of pocket costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Placement Agent’s acting for the Company, including, without limitation, any act or omission by Placement Agent in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Placement Agent to which these indemnification provisions are attached and form a part, any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any agency agreement), any untrue statement or any alleged untrue statement of any material fact contained in any of the transaction documents or other disclosure materials or any other communication provided to actual or prospective Investors by, or with the approval of, the Company, or related to, arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or the enforcement by Placement Agent of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the bad faith, gross negligence or willful misconduct of or breach of this Agreement by the Indemnified Party seeking indemnification hereunder.

The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Placement Agent by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s bad faith, gross negligence, willful misconduct or breach of this Agreement.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Placement Agent, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability, which the Company may otherwise have to any Indemnified Party.

MedTech Acquisition Corporation

March 7, 2023

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to so promptly notify the Company shall not relieve the Company from its obligations hereunder except to the extent the Company has suffered actual, irreversible and material economic prejudice thereby.

Promptly after receipt by an Indemnified Party of notice of the commencement of any action, suit or proceeding involving a claim by a third party against it for which indemnification may be sought hereunder (each, a “Third Party Claim”), such Indemnified Party will give written notice to the Company of the commencement of such Third Party Claim, and shall give the Company such information with respect thereto as the Company may reasonably request, but no failure to give such notice shall relieve the Company of any liability hereunder (except to the extent the Company has suffered actual, irreversible and material economic prejudice thereby). The Company shall have the right, but not the obligation, to assume the defense and control the settlement (subject to the other provisions of this paragraph regarding settlement of Third Party Claims) of such Third Party Claim, at its sole cost and expense (and not as a reduction in the amount of indemnification available hereunder other than that the fees and costs of legal counsel to the Indemnified Party from and after the time that the Company has assumed the defense of (with counsel reasonably approved by the Placement Agent) and continues to defend such Third Party Claim shall not be Losses hereunder), using counsel selected by the Company and reasonably acceptable to the Indemnified Party. If the Company desires to exercise its right to assume the defense and control the settlement of such Third Party Claim, it shall give written notice (the “Notice”) to the Indemnified Party within fourteen (14) calendar days of receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim stating that the Company shall be responsible for the defense of such Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right: (i) to assume the defense and control the settlement (subject to the other provisions of this paragraph regarding settlement of Third Party Claims) of a Third Party Claim and (ii) to employ separate counsel at the Company’s reasonable expense (provided that the Company shall not be required to reimburse the expenses and costs of more than one law firm) and control its own defense of a Third Party Claim if (y) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Company, and the Indemnified Party shall have been advised by counsel that there are one or more legal or equitable defenses available to the Indemnified Party that are different from those available to the Company, or (z) such Third Party Claim involves equitable or other non-monetary damages or in the reasonable judgment of the Indemnified Party, such settlement would have a continuing material adverse effect on the Indemnified Party’s business (including any material impairment of its relationships with customers and suppliers). The Company shall not, without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed), settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim. Notwithstanding the foregoing, the Company shall not, without the prior written consent of the Indemnified Party, have the right to consent to the entry of judgment with respect to, or otherwise settle a Third Party Claim if the consent to judgment or settlement of such Third Party Claim involves equitable or other non-monetary damages against the Indemnified Party. In addition, the Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim on such terms and conditions as it deems reasonably appropriate, (x) if the Company fails to assume the defense in accordance with the terms hereof, or (y) to the extent such Third Party Claim involves only equitable or other non-monetary relief against the Indemnified Party. If the Indemnified Party has assumed the defense of a Third Party Claim, it shall have the right to settle any Third Party Claim involving monetary damages for which the Company would be liable, but only with the Company’s prior written consent.

MedTech Acquisition Corporation

March 7, 2023

If at any time after the Company assumes the defense of a Third Party Claim, any of the conditions set forth in the paragraph above are no longer satisfied, the Indemnified Party shall have the same rights as set forth above to assume the defense of such claim. Notwithstanding the foregoing, the Company or the Indemnified Party, as the case may be, shall have the right to participate, at the Company’s or the Indemnified Party’s own expense, in the defense of any Third Party Claim that the other party is defending.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Placement Agent in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Placement Agent pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, permitted assigns, heirs and personal representatives.

MedTech Acquisition Corporation

March 7, 2023

SCHEDULE A

Excluded Purchasers

* Schedule has been omitted pursuant to Item 601(a)(5) of Regulation S-K. MedTech Acquisition Corporation agrees to furnish a copy of the omitted schedule to the Securities and Exchange Commission or its staff upon request.